CONTRACT PASS-THROUGH AND AGENCY AGREEMENT

This Contract Pass-Through and Agency Agreement (this "Agreement") is entered into as of the Closing Date, by and between RocketFuel Blockchain, Inc., a Nevada corporation ("Seller"), and RPoints, Inc., a Delaware corporation ("Buyer"). Capitalized terms not defined herein have the meanings given in the Asset Purchase Agreement between the Parties (the "Purchase Agreement").

Certain contracts used in the RPoints Business require third-party consent to assignment that has not been obtained as of the Closing. This Agreement implements the interim arrangement contemplated by Section 3.6 of the Purchase Agreement for those contracts, so that Buyer receives their economic benefit and bears their economic burden pending consent or replacement.

1. Covered Contracts

This Agreement applies to the contracts requiring consent that are listed on Schedule 1 (the "Covered Contracts"), which as of the Closing consist of the consent-required partner and processing agreements used in the RPoints Business, together with any other contract identified on Schedule 3.2(c) to the Purchase Agreement.

2. Pass-Through of Benefits and Burdens

With respect to each Covered Contract, Seller shall hold the contract for the benefit of Buyer and shall promptly pass through to Buyer all economic benefits it receives thereunder. Buyer shall bear and perform, or reimburse Seller for, all economic burdens and obligations arising under the Covered Contract from and after the Closing, to the maximum extent permitted by the contract and applicable Law.

3. Agency

Seller appoints Buyer, and Buyer accepts appointment, to perform Seller's obligations under the Covered Contracts as Seller's agent, and Seller shall take actions under the Covered Contracts at Buyer's reasonable direction, in each case to the extent permitted by the contract and applicable Law. Seller shall not amend, terminate, or waive rights under any Covered Contract without Buyer's prior written consent.

4. Consents; Replacement

The Parties shall use commercially reasonable efforts to obtain the required consents or to novate or replace each Covered Contract, consistent with Section 3.6 of the Purchase Agreement. Upon obtaining consent, the Covered Contract shall be assigned to Buyer and shall cease to be subject to this Agreement.

5. Buyer Indemnity

Buyer shall indemnify and hold Seller harmless from Liabilities arising from Buyer's performance or non-performance under, or Buyer's direction with respect to, the Covered Contracts from and after the Closing, except to the extent caused by Seller's gross negligence or willful misconduct.

6. Term

As to each Covered Contract, this Agreement continues until the earlier of (a) assignment or novation of that contract to Buyer, (b) replacement of that contract by Buyer, and (c) expiration of the Transition Period, as defined in the Purchase Agreement. Buyer may terminate this arrangement as to any Covered Contract earlier upon written notice.

7. Miscellaneous

This Agreement is governed by the laws of the State of Delaware, without regard to conflict-of-laws principles, and together with the Purchase Agreement constitutes the entire agreement on its subject matter. It may be executed in counterparts and by electronic signature.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date of the last signature below.

ROCKETFUEL BLOCKCHAIN, INC.

By: ________________________________
Name: Peter M. Jensen
Title: Chief Executive Officer
Date: ____________________

RPOINTS, INC.

By: ________________________________
Name: Peter M. Jensen
Title: President
Date: ____________________

SCHEDULE 1
COVERED CONTRACTS

The Covered Contracts are the consent-required partner and processing agreements used primarily in the RPoints Business, together with any other contract identified as consent-required on Schedule 3.2(c) to the Purchase Agreement. Each such contract is a Covered Contract as in effect on the Closing Date, and ceases to be a Covered Contract upon assignment, novation, or replacement in accordance with Section 4 or Section 6 of this Agreement.